UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2021

Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.01 per share	BYD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth under Proposal 1 in Item 5.07 is incorporated herein by reference.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Boyd Gaming Corporation (the “Company”), held on May 6, 2021, the following proposals were voted on by the Company’s stockholders, as set forth below:

Proposal 1.              Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
John R. Bailey	97,406,014	1,201,146	7,915,481
Robert L. Boughner	91,333,468	7,273,692	7,915,481
William R. Boyd	91,977,139	6,630,021	7,915,481
William S. Boyd	94,429,862	4,177,298	7,915,481
Marianne Boyd Johnson	94,379,307	4,227,853	7,915,481
Keith E. Smith	96,976,522	1,630,638	7,915,481
Christine J. Spadafor	93,763,845	4,843,315	7,915,481
A. Randall Thoman	97,917,303	689,857	7,915,481
Peter M. Thomas	94,399,706	4,207,454	7,915,481
Paul W. Whetsell	96,687,315	1,919,845	7,915,481
Veronica J. Wilson	94,472,624	4,134,536	7,915,481

Each of the director nominees was elected to serve as a director until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Proposal 2. Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstain
105,601,309	869,611	51,721

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm was ratified.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2021	BOYD GAMING CORPORATION
By: /s/ Anthony D. McDuffie
Anthony D. McDuffie
Vice President and Chief Accounting Officer

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